PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 978 436 6500 irelations@entegris.com

Exhibit 99.1
FOR RELEASE AT 6:00 AM EST

ENTEGRIS REPORTS SOLID RESULTS FOR FIRST QUARTER OF 2019

•First-quarter revenue of $391.0 million, grew 6% from prior year
•GAAP net income per diluted share of $0.24
•Non-GAAP net income per diluted share of $0.50, increased 6% from prior year
•Acquired Digital Specialty Chemicals in March

BILLERICA, Mass., April 25, 2019 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s first quarter ended March 30, 2019.
First-quarter sales were $391.0 million, an increase of 6% from the same quarter last year. First-quarter net income was $32.7 million, or $0.24 per diluted share, which included $19.6 million deal costs mainly associated with the terminated Versum transaction, $18.7 million of amortization of intangible assets, $2.9 million of integration costs, a $2.2 million charge for fair value write-up of acquired inventory sold, and $1.8 million of severance related to organizational realignment. Non-GAAP net income of $67.9 million was approximately on the same level as the first quarter of 2018. Non-GAAP earnings per diluted share of $0.50 increased 6% compared to the first quarter of 2018.
Bertrand Loy, President and Chief Executive Officer, said: "In the first quarter, we delivered solid results that demonstrated the strength of our execution as well as the resilience of the Entegris platform. I’m particularly pleased with this performance in light of the incremental softness that impacted the industry in the quarter. "
Mr. Loy added: "Going forward, we feel very confident in our competitive position, world-class technical capabilities, operational excellence and overall growth prospects. Our solutions set is increasingly essential for our customers to achieve higher yields and new levels of performance and reliability. We expect 2019 to be another record year for Entegris, in spite of the challenging industry environment."

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q1 2019	Q1 2018	Q4 2018
Net sales	$391,047	$367,199	$401,642
Operating income	$47,491	$78,473	$71,308
Operating margin	12.1%	21.4%	17.8%
Net income	$32,658	$57,562	$80,784
Diluted earnings per share (EPS)	$0.24	$0.40	$0.57
Non-GAAP Results
Non-GAAP adjusted operating income	$92,180	$90,142	$93,485
Non-GAAP adjusted operating margin	23.6%	24.5%	23.3%
Non-GAAP net income	$67,894	$68,015	$66,300
Non-GAAP EPS	$0.50	$0.47	$0.47

Second-Quarter Outlook
For the second quarter ending June 29, 2019, the Company expects sales of $375 million to $390 million, net income of $137 million to $144 million and net income per diluted share between $1.00 and $1.05. On a non-GAAP basis, EPS is expected to range from $0.40 to $0.45 per diluted share, which reflects net income on a non-GAAP basis in the range of $55 million to $62 million, which is adjusted for expected amortization and deal & integration expenses of

_________________________________________________________________________
ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745

approximately $36.6 million, or $0.21 per share and the $140 million (or approximately $0.80 per share) termination fee from the termination of the merger agreement with Versum Materials.

Acquisition of Digital Specialty Chemicals
On March 8, 2019, the Company acquired Digital Specialty Chemicals, a provider of advanced materials to the semiconductor, specialty chemical, and pharmaceutical industries. Digital Specialty Chemicals is a market leader in designing and synthesizing a new generation of films and deposition materials. Digital Specialty Chemicals' chemical synthesis capabilities expands Entegris’ ability to serve its customers and complements its own existing capabilities. Digital Specialty Chemicals will be a part of the Specialty Chemicals and Engineered Materials (SCEM) segment.

Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, as well as safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries, wafers, and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.

Change in Inter-Segment Reporting
In the first quarter of 2019, the Company has changed its definition of segment profit to include inter-segment sales. The Company updated its recognition of inter-segment sales to recognize the revenue and profit associated with products and components produced in one segment and supplied to another, before being sold to the ultimate end customer. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at approximate market prices. Prior quarter information was recast to reflect the change in the Company’s definition of segment profit.

First-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the first quarter on Thursday, April 25, 2019, at 9:00 a.m. Eastern Time. Participants should dial 888-394-8218 or +1 323-794-2588, referencing confirmation code 4237087. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 4237087. The replay will be available starting at 12:00 p.m. ET on Thursday, April 25 through June 8, 2019 at 12:00 p.m. ET.

The call can also be accessed live and on-demand from the Entegris website. Point your web browser to
http://investor.entegris.com/events.cfm and follow the link to the webcast. The on-demand playback will be available for six weeks after the conclusion of the teleconference.

Management’s slide presentation concerning the results for the first quarter, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Thursday morning before the call.

Entegris, Inc. | page 2 of 11

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income (Loss) to Adjusted Operating Income and Adjusted EBITDA, and GAAP Net Income (Loss) to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; market and technology trends; the development of new products and the success of their introductions; Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 11, 2019, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Entegris, Inc. | page 3 of 11

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 30, 2019	March 31, 2018	December 31, 2018
Net sales	$391,047	$367,199	$401,642
Cost of sales	213,654	191,202	221,902
Gross profit	177,393	175,997	179,740
Selling, general and administrative expenses	82,254	58,269	60,707
Engineering, research and development expenses	28,991	27,586	30,675
Amortization of intangible assets	18,657	11,669	17,050
Operating income	47,491	78,473	71,308
Interest expense, net	9,659	7,226	8,426
Other (income) expense, net	(248)	139	3,176
Income before income tax expense	38,080	71,108	59,706
Income tax expense (benefit)	5,422	13,546	(21,078)
Net income	$32,658	$57,562	$80,784

Basic net income per common share:	$0.24	$0.41	$0.58
Diluted net income per common share:	$0.24	$0.40	$0.57

Weighted average shares outstanding:
Basic	135,299	141,581	139,268
Diluted	136,692	143,652	140,515

Entegris, Inc. | page 4 of 11

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$342,360	$482,062
Trade accounts and notes receivable, net	232,138	222,055
Inventories, net	271,510	268,140
Deferred tax charges and refundable income taxes	52,629	17,393
Other current assets	24,175	39,688
Total current assets	922,812	1,029,338

Property, plant and equipment, net	442,395	419,529

Right-of-use assets	43,868	—
Goodwill	584,537	550,202
Intangible assets	284,581	295,687
Deferred tax assets and other noncurrent tax assets	22,819	10,162
Other	12,996	12,723
Total assets	$2,314,008	$2,317,641

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt, current maturities	4,000	4,000
Accounts payable	78,620	93,055
Accrued liabilities	107,753	141,020
Income tax payable	22,407	31,593
Total current liabilities	212,780	269,668

Long-term debt, excluding current maturities	934,269	934,863
Long-term lease liability	40,547	—
Other liabilities	125,948	101,085
Shareholders’ equity	1,000,464	1,012,025
Total liabilities and shareholders’ equity	$2,314,008	$2,317,641

Entegris, Inc. | page 5 of 11

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 30, 2019	March 31, 2018
Operating activities:
Net income	$32,658	$57,562
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	16,721	15,897
Amortization	18,657	11,669
Stock-based compensation expense	4,653	4,128
Other	5,694	782
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(9,109)	(6,011)
Inventories	(2,131)	(14,955)
Accounts payable and accrued liabilities	(45,019)	(33,985)
Income taxes payable and refundable income taxes	(42,873)	6,692
Other	18,211	(2,962)
Net cash (used in) provided by operating activities	(2,538)	38,817
Investing activities:
Acquisition of property and equipment	(34,465)	(37,656)
Acquisition of businesses, net of cash acquired	(49,789)	(21,047)
Other	197	146
Net cash used in investing activities	(84,057)	(58,557)
Financing activities:
Payments on long-term debt	(1,000)	(25,000)
Issuance of common stock	917	473
Taxes paid related to net share settlement of equity awards	(7,727)	(14,123)
Repurchase and retirement of common stock	(35,321)	(10,000)
Dividend payments	(9,470)	(9,883)
Other	(250)	(246)
Net cash used in financing activities	(52,851)	(58,779)
Effect of exchange rate changes on cash	(256)	3,347
Decrease in cash and cash equivalents	(139,702)	(75,172)
Cash and cash equivalents at beginning of period	482,062	625,408
Cash and cash equivalents at end of period	$342,360	$550,236

Entegris, Inc. | page 6 of 11

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)
Note: In the first quarter of 2019, the Company has changed its definition of segment profit to include inter-segment sales. The Company updated its recognition of inter-segment sales to recognize the revenue and profit associated with products and components produced in one segment and supplied to another, before being sold to the ultimate end customer. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at approximate market prices. Inter-segment sales are presented as an elimination below. Prior quarter information was recast to reflect the change in the Company’s definition of segment profit.

	Three months ended
Net sales	March 30, 2019	March 31, 2018	December 31, 2018
Specialty Chemicals and Engineered Materials	$124,470	$130,743	$133,928
Microcontamination Control	157,706	118,923	158,500
Advanced Materials Handling	116,064	124,078	115,527
Inter-segment elimination	(7,193)	(6,545)	(6,313)
Total net sales	$391,047	$367,199	$401,642

	Three months ended
Segment profit	March 30, 2019	March 31, 2018	December 31, 2018
Specialty Chemicals and Engineered Materials	$24,431	$30,921	$28,221
Microcontamination Control	47,323	40,311	46,879
Advanced Materials Handling	22,367	25,463	19,096
Total segment profit	94,121	96,695	94,196
Amortization of intangible assets	18,657	11,669	17,050
Unallocated expenses	27,973	6,553	5,838
Total operating income	$47,491	$78,473	$71,308

Entegris, Inc. | page 7 of 11

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended
	March 30, 2019	March 31, 2018	December 31, 2018
Net sales	$391,047	$367,199	$401,642
Gross profit-GAAP	$177,393	$175,997	$179,740
Adjustments to gross profit:
Severance related to organizational realignment	358	—	460
Charge for fair value mark-up of acquired inventory sold	2,155	—	3,379
Adjusted gross profit	$179,906	$175,997	$183,579

Gross margin - as a % of net sales	45.4%	47.9%	44.8%
Adjusted gross margin - as a % of net sales	46.0%	47.9%	45.7%

Entegris, Inc. | page 8 of 11

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)
Note: In the first quarter of 2019, the Company has changed its definition of segment profit to include inter-segment sales. The Company updated its recognition of inter-segment sales to recognize the revenue and profit associated with products and components produced in one segment and supplied to another, before being sold to the ultimate end customer. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at approximate market prices. Prior quarter information was recast to reflect the change in the Company’s definition of segment profit.

	Three months ended
Segment profit-GAAP	March 30, 2019	March 31, 2018	December 31, 2018
Specialty Chemicals and Engineered Materials	$24,431	$30,921	$28,221
Microcontamination Control	47,323	40,311	46,879
Advanced Materials Handling	22,367	25,463	19,096
Total segment profit	94,121	96,695	94,196
Amortization of intangible assets	18,657	11,669	17,050
Unallocated expenses	27,973	6,553	5,838
Total operating income	$47,491	$78,473	$71,308

	Three months ended
Adjusted segment profit	March 30, 2019	March 31, 2018	December 31, 2018
Specialty Chemicals and Engineered Materials[1]	$25,070	$30,921	$28,221
Microcontamination Control [2]	50,082	40,311	50,258
Advanced Materials Handling [3]	22,945	25,463	19,556
Total adjusted segment profit	98,097	96,695	98,035
Amortization of intangible assets[4]	—	—	—
Unallocated expenses[5]	5,917	6,553	4,550
Total adjusted operating income	$92,180	$90,142	$93,485
1 Adjusted segment profit for Specialty Chemicals and Engineered Materials for the three months ended March 30, 2019 excludes charges for fair value mark-up of acquired inventory sold of $120 and excludes charges for severance related to organizational realignment of $519.
2 Adjusted segment profit for Microcontamination Control for the three months ended March 30, 2019 excludes charges for fair value mark-up of acquired inventory sold of $2,035 and excludes charges for severance related to organizational realignment of $724. For the three months ended December 31, 2018, adjusted segment profit excludes charges for fair value mark-up of acquired inventory sold of $3,379.
3Adjusted segment profit for Advanced Materials Handling for the three months ended March 30, 2019 excludes charges for severance related to organizational realignment of $578. For the three months ended December 31, 2018 adjusted segment profit excludes severance charges of $460.
4 Adjusted amortization of intangible assets excludes amortization expense of $18,657, $11,669 and $17,050 for the three months ended March 30, 2019, March 31, 2018, and December 31, 2018 respectively.
5 Adjusted unallocated expenses for the three months ended March 30, 2019 excludes deal and integration expenses of $22,056. Adjusted unallocated expenses for the three months ended December 31, 2018, excludes integration expenses of $1,288.

Entegris, Inc. | page 9 of 11

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended
	March 30, 2019	March 31, 2018	December 31, 2018
Net sales	$391,047	$367,199	$401,642
Net income	$32,658	$57,562	$80,784
Adjustments to net income:
Income tax expense (benefit)	5,422	13,546	(21,078)
Interest expense, net	9,659	7,226	8,426
Other (income) expense, net	(248)	139	3,176
GAAP - Operating income	47,491	78,473	71,308
Charge for fair value write-up of acquired inventory sold	2,155	—	3,379
Deal costs	19,136	—	—
Integration costs	2,920	—	1,288
Severance related to organizational realignment	1,821	—	460
Amortization of intangible assets	18,657	11,669	17,050
Adjusted operating income	92,180	90,142	93,485
Depreciation	16,721	15,897	16,880
Adjusted EBITDA	$108,901	$106,039	$110,365

Adjusted operating margin	23.6%	24.5%	23.3%
Adjusted EBITDA - as a % of net sales	27.8%	28.9%	27.5%

Entegris, Inc. | page 10 of 11

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 30, 2019	March 31, 2018	December 31, 2018
GAAP net income	$32,658	$57,562	$80,784
Adjustments to net income:
Charge for fair value write-up of acquired inventory sold	2,155	—	3,379
Deal Costs	19,547	—	—
Integration Costs	2,920	—	1,288
Severance related to organizational realignment	1,821	—	460
Amortization of intangible assets	18,657	11,669	17,050
Tax effect of adjustments to net income and discrete items[1]	(9,864)	(2,710)	(5,603)
Tax effect of legal entity restructuring	—	—	(34,478)
Tax effect of Tax Cuts and Jobs Act	—	1,494	1,101
Non-GAAP net income	$67,894	$68,015	$66,300

Diluted earnings per common share	$0.24	$0.40	$0.57
Effect of adjustments to net income	$0.26	$0.07	$(0.10)
Diluted non-GAAP earnings per common share	$0.50	$0.47	$0.47

1The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.

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